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                                                                    EXHIBIT 99.2



NEWS FROM                                               [ESCO TECHNOLOGIES LOGO]



FOR MORE INFORMATION CONTACT:                             FOR MEDIA INQUIRIES:
PATRICIA K. MOORE                                         DAVID P. GARINO
DIRECTOR, INVESTOR RELATIONS                              (314) 982-0551
ESCO TECHNOLOGIES INC.
(314) 213-7277


               ESCO PUBLISHES UPDATED PRESENTATION ON ITS WEBSITE


         St. Louis, MO, June 5, 2002 -- ESCO Technologies Inc. (NYSE: ESE) announced today it will post an updated Company presentation on its website, WWW.ESCOTECHNOLOGIES.COM.

         The presentation includes a summary statement covering the Company's strategy, the five-year financial objectives and an overview of each of the Company's three primary segments.

         The information will be posted on the Company's website today.

         ESCO, headquartered in St. Louis, is a leading supplier of engineered filtration products to the process, health care and transportation markets worldwide. In addition, the Company is the industry leader in RF shielding and EMC test products and also markets proprietary, special purpose communications systems.